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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2003

FAIRPOINT COMMUNICATIONS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-56365 (Commission File Number)	13-3725229 (IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (704) 344-8150
N/A (Former name or former address, if changed since last report):

Item 5.    Other Events and Regulation FD Disclosure.

        On May 18, 2003, FairPoint Communications, Inc. issued the press release attached hereto as exhibit 99.1.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

*99.1	Press release issued May 18, 2003, entitled, "Golden West Telecommunications Cooperative Agrees to Acquire South Dakota Rural Telephone Companies."

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.
By:	/s/ WALTER E. LEACH, JR. Name: Walter E. Leach, Jr. Title: Senior Vice President and Chief Financial Officer

Date: May 19, 2003

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits
SIGNATURES